Exhibit 99.1

	Contact:	Ralph Finkenbrink Sr. Vice President, CFO	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.		Ph # - 727-726-0763
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports

2nd Quarter Results

October 31, 2012 – Clearwater, Florida – Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2012 net earnings decreased 7% to $5,161,000 as compared to $5,520,000 for the three months ended September 30, 2011. Per share diluted net earnings decreased 9% to $0.42 as compared to $0.46 for the three months ended September 30, 2011. Revenue increased 3% to $17,771,000 for the three months ended September 30, 2012 as compared to $17,211,000 for the three months ended September 30, 2011.

For the six months ended September 30, 2012 net earnings decreased 3% to $10,535,000 as compared to $10,823,000 for the six months ended September 30, 2011. Per share diluted net earnings decreased 4% to $0.86 as compared to $0.90 for the six months ended September 30, 2011. Revenue increased 4% to $35,051,000 for the six months ended September 30, 2012 as compared to $33,845,000 for the six months ended September 30, 2011.

“Our results for the three months ended September 30, 2012 were adversely affected by a non-cash charge related to interest rate swaps (mark-to-market) and an increase in operating expenses as a percentage of net finance receivables,” stated Peter L. Vosotas, Chairman and CEO. “We continue to develop additional markets and expect to open between 2-4 new branch locations during the remainder of our current fiscal year, which ends March 31, 2013.”

Nicholas Financial, Inc. is one of the largest publically traded specialty consumer finance companies in North America. The Company operates branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,100,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc. news releases and public filings please visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2012. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2012	2011	2012	2011
Revenue:
Interest and fee income on finance receivables	$17,762	$17,199	$35,032	$33,823
Sales	9	12	19	22

	17,771	17,211	35,051	33,845
Expenses:
Operating	7,331	6,779	14,465	13,474
Provision for credit losses	309	178	319	257
Interest expense	1,250	1,237	2,442	2,466
Change in fair value of interest rate swaps	474	—	683	—

	9,364	8,194	17,909	16,197

Operating income before income taxes	8,407	9,017	17,142	17,648
Income tax expense	3,246	3,497	6,607	6,825

Net income	$5,161	$5,520	$10,535	$10,823

Earnings per share:
Basic	$0.43	$0.47	$0.88	$0.92

Diluted	$0.42	$0.46	$0.86	$0.90

Weighted average shares	11,964,000	11,773,000	11,956,000	11,710,000

Weighted average shares and assumed dilution	12,182,000	12,027,000	12,189,000	12,002,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2012	2012
Cash	$3,723	$2,803
Finance receivables, net	249,072	242,349
Other assets	12,327	12,084

Total assets	$265,122	$257,236

Line of credit	$110,000	$112,000
Other liabilities	10,398	9,297

Total liabilities	120,398	121,297

Shareholders’ equity	144,724	135,939

Total liabilities and shareholders’ equity	$265,122	$257,236

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2012	2011	2012	2011

Average finance receivables, net of unearned interest (1)	$282,424,703	$272,906,536	$281,087,493	$271,022,679

Average indebtedness (2)	$109,000,000	$116,505,921	$109,875,000	$117,002,960

Interest and fee income on finance receivables (3)	$17,761,998	$17,199,730	$35,032,086	$33,823,318

Interest expense	1,250,231	1,236,893	2,442,371	2,465,871

Net interest and fee income on finance receivables	$16,511,767	$15,962,837	$32,589,715	$31,357,447

Weighted average contractual rate (4)	23.48%	23.94%	23.64%	23.91%

Average cost of borrowed funds (2)	4.59%	4.25%	4.45%	4.22%

Gross portfolio yield (5)	25.16%	25.21%	24.93%	24.96%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.77%	1.81%	1.74%	1.82%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	0.44%	0.26%	0.23%	0.19%

Net portfolio yield (5)	22.95%	23.14%	22.96%	22.95%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.31%	9.85%	10.20%	9.85%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	12.64%	13.29%	12.76%	13.10%

Write-off to liquidation (8)	7.54%	5.93%	6.25%	5.34%

Net charge-off percentage (9)	6.39%	4.74%	5.23%	4.18%

Note: All three and six month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $50,000 and $53,000 during the three-month periods ended September 30, 2012 and 2011 and $117,000 and $113,000 during the six-month periods ended September 30, 2012 and 2011, respectively.
(7)	Pre-tax yield represents net portfolio yield minus administrative expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
September 30, 2012	$388,783,924	$15,310,139	$3,879,087	$1,739,015	$20,928,241
		3.94%	1.00%	0.44%	5.38%

September 30, 2011	$377,297,796	$10,934,539	$3,188,022	$1,041,238	$15,163,799
		2.90%	0.84%	0.28%	4.02%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
September 30, 2012	$8,075,902	$94,770	$6,822	$11,024	$112,616
		1.17%	0.08%	0.14%	1.39%

September 30, 2011	$5,721,768	$22,229	$20,229	$15,558	$58,016
		0.39%	0.35%	0.27%	1.01%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
Contracts	2012	2011	2012	2011
Purchases	$39,243,999	$35,093,489	$76,475,932	$71,555,929
Weighted APR	23.31%	23.83%	23.48%	23.80%
Average discount	7.41%	8.45%	7.83%	8.48%
Weighted average term (months)	49	49	49	49
Average loan	$10,352	$9,922	$10,136	$9,900
Number of contracts	3,791	3,537	7,545	7,228

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